UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stone Energy Corporation Stockholders to be Held on May 21, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/SGY to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 11, 2015 to facilitate timely delivery.

Stockholder Meeting Notice

Stone Energy Corporation’s Annual Meeting of Stockholders will be held on Thursday, May 21, 2015 at the Windsor Court Hotel, 300 Gravier Street, New Orleans, LA 70130, at 10:00 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5, and 6:

1.	Election of Directors: 01 - George R. Christmas, 02 - B.J. Duplantis, 03 - Peter D. Kinnear, 04 - David T. Lawrence, 05 - Robert S. Murley, 06 - Richard A. Pattarozzi, 07 - Donald E. Powell, 08 - Kay G. Priestly, 09 - Phyllis M. Taylor, 10 - David H. Welch
2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015
3.	Advisory vote to approve named executive officer compensation
4.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares to 150,000,000 shares
5.	Proposal to approve the Second Amendment to the Company’s Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 1,600,000 shares
6.	Proposal to approve the Third Amendment to the Company’s Stock Incentive Plan setting forth the eligible employees, business criteria and maximum annual per person compensation limits under the Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Stone Energy Corporation 2015 Annual Meeting of Stockholders

Traveling I-10 Eastbound: Head southeast on US 90 Bus W. Take Exit 11C, Tchoupitoulas/South Peters St. Turn left onto South Peters St. Cross Poydras, turn left onto Gravier St., Windsor Court Hotel is on left. 300 Gravier St.

Traveling I-10 Westbound: Exit 235B. Merge onto S. Derbigny St. Turn right onto Canal St. Turn right onto Tchoupitoulas St. Turn left onto Gravier St., Windsor Court Hotel is on right. 300 Gravier St.

Traveling US-90 Business: Head west on US 90 E. Take Exit 11C, Tchoupitoulas St. Proceed straight through intersection at base of ramp. Turn left at next intersection, S. Peters St. Cross Poydras, turn left onto Gravier St., Windsor Court Hotel is on left. 300 Gravier St.

Parking: Valet offered at Windsor Court. Public parking is offered at 542 Tchoupitoulas St., continue straight on Tchoupitoulas St. passing Gravier St., cross Poydras St., parking lot on left.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
g	Internet – Go to www.envisionreports.com/SGY. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Stone Energy Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 11, 2015.

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